AXA EQUITABLE

AXA Equitable Life Insurance Company

Enrollment Form/Application

L-Share

Combination fixed and variable deferred annuity

Enrollment Form under Group Annuity Contract No. 2006GAC and Application for Individual Contract

Please make checks payable to: AXA Equitable

First-Class Mail: AXA Equitable, L-Share, P.O. Box 1577, Secaucus, NJ 07096-1577

Express Mail: AXA Equitable, L-Share, 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094-3619

For assistance, please call 888-517-9900 **www.axadistributors.com**

1. Contract Specifics

A. Type of Contract (Please choose one.)

- ☐ Non-Qualified (NQ)
- ☐ Traditional IRA
- ☐ Roth IRA
- ☐ Qualified Plan Defined Contribution (DC)
- ☐ Qualified Plan Defined Benefit (DB)
- ☐ Inherited IRA BCO (Direct Transfer of Decedent IRA)[1]
- ☐ Inherited Roth IRA BCO (Direct Transfer of Decedent Roth IRA)[1]
- ☐ Non-spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO[1]

[1] GIB and Special DCA are not available.

B. Total Initial Contribution(s): $ ____________________

Specify Method(s) of Payment:

- ☐ Check or Wire
- ☐ 1035 Exchange (from Single Owner Contract, NQ only)
- ☐ 1035 Exchange (from Joint Owner Contract, NQ only)
- ☐ CD or Mutual Fund Proceeds (NQ only)
- ☐ Direct Transfer (IRA or Roth)
- ☐ Rollover (IRA or Roth)
- ☐ Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA BCO only)

2. Account Registration (Please print)

A. Owner (Must be legal resident of US.)

☐ Individual ☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ UGMA/UTMA (State _____ Child's SSN ____________________)

☐ Custodian (IRA/Roth) ☐ Other Non-Natural Owner ☐ Beneficiary of Deceased IRA Owner

☐ Non-Spousal Beneficiary & Deceased QP Participant

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________ Daytime Phone # ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ EIN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 5.

Email Address

B. Joint Owner (Must be legal resident of US.) NQ only

- The individual designated below is the Joint Owner.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Email Address

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AXA Distributors, LLC

Cat. No. xxxxxx Series 1.0

Page 1 of 8

C. Annuitant (If other than Owner.)

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

D. Joint Annuitant

- For NQ 1035 Exchange Certificates/Contracts that are Joint Annuitants who are spouses.

☐ Male ☐ Female **Date of Birth (mm/dd/yyyy)** ____________________

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

3. Patriot Act Information

1. Are you a US Citizen? (If "**Yes**" proceed to question 3.) ☐ **Yes** ☐ **No**
2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act, permits you to purchase this annuity? ☐ **Yes** ☐ **No**

US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.)

3. Your Occupation ____________________ 4. Your Employer ____________________

Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

Joint Owner Form of Identification (Please check one.) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number Exp. Date

4. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner
2. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner
3. ____________________ ______%
Primary Beneficiary Name
____
Relationship to Owner

B. Contingent

1. ____________________ ______%
Contingent Beneficiary Name
2. ____________________ ______%
Contingent Beneficiary Name
3. ____________________ ______%
Contingent Beneficiary Name

5. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

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6. Optional Benefit Elections

The optional benefit riders may only be chosen at the time of application and there are additional charges for these riders. Benefits under these Riders will apply only to amounts allocated to the Guaranteed Benefit Investment Options. The initial Guaranteed Benefit Investment Options are shown in Section 8. You may allocate amounts to the Guaranteed Benefit Investment Options immediately or at a future date, subject to the terms and limitations of the contract. The Death Benefit applicable to amounts in the Non-Guaranteed Benefit Investment Options is the Non-Guaranteed Annuity Account Value. For Owner issue ages 76–85, the only Death Benefit available is the Annuity Account Value Death Benefit.

You must check only one box below from either 6A, 6B, or 6C below. The riders described in 6B and 6C are available only for Owners with issue ages through age 75; Owners with issues ages 76-85 must check box 6A only.

6A:

3 I do not want to elect any riders. (If you have checked this box please proceed to Section 7.)

6B:

Guaranteed Income Benefit (GIB) with Guaranteed Minimum Death Benefit (GMDB)

STOP

Guaranteed Income Benefit (GIB) Rider and Guaranteed Minimum Death Benefit (GMDB) Rider elections are made in this section

• GIB is declined unless ‘‘Yes’’ is checked below. • Owner issue ages for GIB are 20-75.

Choose One:

3 Yes, I wish to elect GIB and the Greater of Death Benefit (Greater of Annual Rollup to Age 85 GMDB or Annual Rachet to Age 85 GMDB)

3 Yes, I wish to elect GIB and Annual Ratchet Death Benefit (Annual Ratchet to Age 85)

3 Yes, I wish to elect GIB and Return of Principal*

* There is no charge for the Return of Principal.

6C:

Guaranteed Minimum Death Benefit (GMDB) only

STOP

If you elected GIB do not complete this section.

• For Owner Issue ages 76-85, the Certificate/Contract will be issued with the Annuity Account Value Death Benefit funded exclusively with the Non-Guaranteed Benefit Investment Options.

3 Annual Ratchet Death Benefit (Annual Ratchet to Age 85) – Owner issue ages 0–75

3 Return of Principal* – Owner issue age 0–75

* There is no charge for the Return of Principal.

STOP I would like to allocate the Guaranteed Benefit Investment Options:

3 immediately with this application 3 at a future date

If you do not allocate amounts to the Guaranteed Benefit Investment Options, the optional benefit rider(s) will have no value under your Contract.

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7. Broker Transfer Authorization

3 Yes, by signing this application, I hereby designate my registered representative named in Section 13 to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet,

telephone and other electronic transfer services because of disruptive transfer activity.

8. Investment Selection

A. Contribution Allocation

You must allocate your initial contributions among the Investment Options in Section 8A and/or any Special DCA in Section 8B. All future Contributions will be allocated according to the percentages below unless instructed otherwise by you.

Guaranteed Benefit Investment Options

Non-Guaranteed Benefit Investment Options

The Guaranteed Benefit Investment Options are only available if you elect an optional benefit rider in Section 6. Enter the total percent you wish to allocate to your Guaranteed Benefit Investment Options on Line (1) below. Percentages must be whole numbers.

Enter the total percent you wish to allocate to your Non-Guaranteed Benefit Investment Options on Line (2) below. Percentages must be whole numbers.

(1) Total Percent Allocated to Guaranteed Benefit Investment (2) Total Percent Allocated to Non-Guaranteed Benefit Investment Options % Options %

Total (1) + (2) (must equal 100%) %

B. Special DCA Allocation

You may have one Special DCA program in effect at any given time. Rules applicable to the Special DCA options are described below.

Special Dollar Cost Averaging (Special DCA)

• You may Special DCA into both the Guaranteed Benefit Investment Options and Non-Guaranteed Investment Options. You may designate either or both the Guaranteed Benefit Investment Options and the Non-Guaranteed Investment Options as the destination Option for Special DCA.

• If any destination Option is a Guaranteed Benefit Investment Option and you select Special DCA, then 100% of the Contribution must be allocated to the Special DCA Account. The same allocation applicable to your initial Contribution will apply to the Special DCA program.

• If all destination Options are to Non-Guaranteed Investment Options, then Contribution amounts may be allocated to the Special Dollar Cost Averaging program and the Non-Guaranteed Investment Options. However, if you Dollar Cost Average into the Guaranteed Interest Option, you must allocate 100% of your Contribution to the Special Dollar Cost Averaging program.

• Note: Not available with Inherited IRA/Roth IRA.

Check box for one time period and specify an allocation percentage or dollar amount.

Complete allocation percentage or dollar amount, following the rules above.

Check one box:

3 3 months 3 6 months 3 12 months

Check one box for destination Options and specify allocation percentage or dollar amount:

3 100% Allocation: Guaranteed Benefit Investment Options only

3 100% Allocation: Guaranteed Benefit Investment Options and Non-Guaranteed Benefit Investment Options

3 100% Allocation: Non-Guaranteed Benefit Investment Options Only

3 % or $ into Non-Guaranteed Benefit Investment Options Only

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Guaranteed Benefit Investment Options

Percentages must be whole numbers

Category 1:

AXA Strategic Allocation – *There is no minimum or maximum for this Category.*

Contribution Allocation % (Required)

________% GB AXA Balanced Strategy
________% GB AXA Conservative Growth Strategy
________% GB AXA Conservative Strategy
________% GB AXA Growth Strategy†
________% GB AXA Moderate Growth Strategy

†*You may allocate up to 70% of your Contribution to this Investment Option.*

Category 2:

Fixed Income – *You must allocate at least 30% of your Contribution to this Investment Option Category if you allocate any percents to Category 3.*

________% GB EQ/Core Bond Index
________% GB EQ/Intermediate Government Bond Index

Category 3:

Equity – *If you elect this Category, you must allocate at least 30% to Category 2, Fixed Income. You may allocate up to 70% of your Contribution to this Investment Option Category. You may not exceed 25% per investment option within this Category.*

________% GB AXA Tactical Manager Portfolio 400*
________% GB AXA Tactical Manager Portfolio 500
________% GB AXA Tactical Manager Portfolio 2000*
________% GB AXA Tactical Manager Portfolio EIFA

* You may allocated in the aggregate up to 20% of your Contribution between these Investment Options.

Guaranteed Benefit Investment Option TOTALS – MUST EQUAL 100%

________% +	________% +	________% =	100 %
Category 1	Category 2	Category 3	TOTAL**

** This amount represents 100% of the percentage shown above in Line (1).

Non-Guaranteed Benefit Investment Options

Percentages must be whole numbers

Contribution Allocation % (Required)		DCA Allocation %[1]
________%	EQ/AllianceBernstein Small Cap Growth	________%
________%	AXA Balanced Strategy	________%
________%	AXA Conservative Growth Strategy	________%
________%	AXA Conservative Strategy	________%
________%	AXA Growth Strategy	________%
________%	AXA Moderate Growth Strategy	________%
________%	AXA Tactical Manager Portfolio 400	________%
________%	AXA Tactical Manager Portfolio 500	________%
________%	AXA Tactical Manager Portfolio 2000	________%
________%	AXA Tactical Manager Portfolio EIFA	________%
________%	EQ/BlackRock International Value	________%
________%	EQ/Core Bond Index	________%
________%	EQ/Dynamic Sector ETF	________%
________%	EQ/Intermediate Government Bond Index	________%
________%	EQ/International Core PLUS	________%
________%	EQ/International Growth	________%
________%	EQ/Mid Cap Index	________%
________%	EQ/Mid Cap Value PLUS	________%
________%	EQ/Oppenheimer Global	________%
________%	EQ/Small Company Index	________%
________%	Multimanager International Equity	________%
________%	Multimanager Mid Cap Growth	________%
________%	Multimanager Mid Cap Value	________%
________%	Multimanager Small Cap Growth	________%
________%	Multimanager Small Cap Value	________%
________%	Guaranteed Interest Option (GIO)	________%[2,3]
100% TOTAL%	**Non-Guaranteed Benefit Investment Option**[4]	100% TOTAL%

[1] Required if Special DCA is elected in 8B.

[2] The maximum allocation to GIO is 25% of your Contribution.

[3] You may only make DCA allocations to the GIO if you have elected 100% Special DCA on the previous page.

[4] This amount represents 100% of the percentage shown above in Line (2).

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9. Current Insurance

1. Do you have any other existing life insurance or annuities?

3 Yes 3 No

2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued?

3 Yes 3 No

If Yes, complete the following:

Company Type of Plan Year Issued Certificate/Contract Number Company Type of Plan Year Issued Certificate/Contract Number Company Type of Plan Year Issued Certificate/Contract Number

10. Contract State

The Contract State is your state of primary residence (Owner’s primary residential address from Section 2) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:

3 I have a second residence in the state of sale.

3 I work or conduct business in the state of sale.

If none of the above apply the application must be signed in your state of Primary Residence, unless we approve another state.

11. Fraud Warnings

Arkansas/Louisiana/New Mexico/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Maine/Tennessee/Virginia: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/ application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • All other states: Any person who knowingly and with the intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to penalties, fines and imprisonment.

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12. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• Account value(s) attributable to allocations to the investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount.

• In the case of IRAs and qualified plans that provide tax deferral under the Internal Revenue Code, by signing this enrollment form/ application I acknowledge that I am buying the Certificate/Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Certificate/Contract does not provide additional benefits.

• Under penalty of perjury, I certify that all the Taxpayer Identification Numbers in Section 2 are correct.

• All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief.

• AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority.

• No registered representative has the authority to make or modify any Certificate/Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Certificate/Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.

• Charges under the Certificate/Contract generally apply for the duration of the Certificate/Contract.

• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that applies to the Certificate/Contract and any optional benefit riders.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• No optional benefits are elected unless the appropriate boxes have been checked. Some elections may not be changed after the Certificate/Contract has been issued to you.

• There are additional charges for the elected optional benefit riders, unless otherwise noted in this enrollment form/application.

• To receive the benefits under the rider(s), you must allocate amounts to the Guaranteed Benefit Investment Options either immediately or at a future date, subject to the terms and limitations of the Certificate/Contract. If AXA Equitable discontinues transfers and contributions to the Guaranteed Benefit Investment Options, I/we will thereafter not be able to create or add to the benefit base.

• The rollup rate used for the rollup benefit bases under GIB and GMDB (if elected) does not represent a guarantee of my Account Value or Cash Value.

• The benefit base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection with a divorce.

• Allocations made to the Guaranteed Benefit Investment Option will automatically be rebalanced on a quarterly basis.

• The automatic reset feature provided in conjunction with the GIB and GMDB may trigger an increase in charge on a contract (subject to any maximum) if a reset occurs. The reset feature is available to age 95 for the GIB and age 85 for GMDB. You have the option to opt out of the reset and increased charge.

• Withdrawals under the Certificate/Contract may reduce my optional benefit.

• An optional benefit may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Certificate/Contract to meet the required amount may significantly reduce the benefit.

I acknowledge that I have received the most current prospectus and supplement. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

3 Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

When you sign this enrollment form/application, you are agreeing to the elections that you have made in this enrollment form/application and acknowledge that you have read and understand the information.

X

Proposed Owner’s Signature Signed at: City, State Date

X

Proposed Annuitant’s Signature (if other than Owner) Signed at: City, State Date

X

Proposed Joint Owner’s Signature (if other than Annuitant) Signed at: City, State Date

X

Proposed Joint Annuitant’s Signature (if other than Owner) Signed at: City, State Date

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13. Registered Representative Section

1. Does the Proposed Insured have any existing life insurance or annuity contracts? 3 Yes 3 No

2. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? 3 Yes 3 No

3. Did you verify the identity by reviewing the driver’s license/passport of each Owner/Annuitant, inquire about the source of the customer’s assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? 3 Yes 3 No

4. Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? 3 Yes 3 No

(If ‘‘Yes’’, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* ‘‘Active Duty’’ means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X

Primary Registered Representative Signature Social Security Number Rep. Code

% ( ) -Print Name Phone Number

Client Account Number at Broker-Dealer Email Address Broker Dealer Name

X

Secondary Registered Representative Signature Social Security Number Rep. Code

% ( ) -

Print Name Phone Number

Registered Representative Use Only. Contact your home office for program information.

3 Option I 3 Option II 3 Option III 3 Option IV (Once selected, program cannot be changed.)

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